Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated January 28, 2010 on the consolidated financial statements of Southern China Livestock International Inc. for the fiscal years ended September 30, 2009 and 2008 included in the Registration Statement on Amendment No. 1 to Form S-1 of Southern China Livestock, Inc., formerly known as EXPEDITE 4, INC (the "Company") being filed by the Company.

/s/ Schwartz Levitsky Feldman llp

Chartered Accountants
Licensed Public Accountants

Toronto, Ontario, Canada
August 2, 2010